                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to [Section].240.14a-11(c) or
    [Section].240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                  SERAGEN INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ ] No fee required.


[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 [SERAGEN LOGO]


                                                               November 20, 1996


Dear Seragen Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Seragen, Inc. to be held at the offices of the Company, 97 South Street, Hopkinton, Massachusetts, on December 18, 1996 at 11:00 a.m., local time.

     At the Special Meeting, the Company will seek shareholder approval of a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock. The Board of Directors recommends approval of this proposal. Such other business will be transacted as may properly come before the Special Meeting.

     Whether you plan to attend the Special Meeting or not, it is important that you please sign, date and return the enclosed proxy card promptly. This will ensure your proper representation at the Special Meeting.

     We look forward to seeing you on December 18th.

                                   Sincerely,

                                   /s/ Reed R. Prior

                                   Reed R. Prior
                                   Chairman, Chief Executive
                                   Officer and Treasurer


                        [SERAGEN TELEPHONE NUMBER LOGO]

                                 SERAGEN, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                               DECEMBER 18, 1996

     Notice is hereby given that a Special Meeting of Shareholders of Seragen, Inc. (the "Company") will be held at the offices of the Company, 97 South Street, Hopkinton, Massachusetts, on December 18, 1996 at 11:00 a.m. for the following purposes:


          1. To consider and act upon a proposal to amend and restate the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 30 million shares to 70 million shares.


          2. To transact such other business as properly may come before the Special Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on October 31, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. All shareholders are cordially invited to attend the Special Meeting. However, to ensure your representation you are requested to complete, sign, date and return the enclosed proxy as soon as possible in accordance with the instructions on the proxy card. A return addressed envelope is enclosed for your convenience.

                                        By Order of the Board of Directors,

                                        /s/ Jeffrey M. Wiesen

                                        Jeffrey M. Wiesen, Esq.

                                        Secretary

SERAGEN, INC.
97 South Street
Hopkinton, Massachusetts 01748

November 20, 1996

                                 SERAGEN, INC.
                                97 SOUTH STREET
                         HOPKINTON, MASSACHUSETTS 01748

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 18, 1996

                              GENERAL INFORMATION


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Seragen, Inc. (the "Company") of proxies to be voted at a Special Meeting of Shareholders of the Company ("Special Meeting") on December 18, 1996, and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy card are being mailed to Shareholders on or about November 20, 1996.



     Only Shareholders of record of the Company's 16,963,975 shares of Common Stock, $0.01 par value per share (the "Common Stock") outstanding as of close of business on October 31, 1996 will be entitled to vote. Each share of Common Stock is entitled to one vote at the meeting.


VOTING AND QUORUM

     Shareholders are urged to read carefully the material in this Proxy Statement; specify their choice on the matter by marking the appropriate box on the enclosed proxy card; and sign, date and return the card in the enclosed stamped envelope. Where a shareholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the proposal to amend and restate the Company's Restated Certificate of Incorporation to increase the authorized Common Stock. A shareholder who signs a proxy by written instrument to the Company may revoke or revise that proxy at any time before the Special Meeting by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date, or by voting by ballot at the Meeting.

     The holders of a majority of the issued and outstanding shares of Common Stock of the Company entitled to vote at the Special Meeting must be represented in person or by proxy at the Special Meeting for the Special Meeting to be held. The affirmative vote of a majority of the shares present or represented and entitled to vote at the Special Meeting is required to approve the proposal. With respect to the tabulation of votes on any matter, abstentions are treated as votes against a proposal, while broker non-votes have no effect on the vote.

PROXY SOLICITATION

     The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors and officers of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or facsimile. The Company will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so.

        PROPOSAL 1:  AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK


     On November 6, 1996, the Board unanimously adopted a resolution proposing that the Company amend and restate its Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30 million to 70 million. That proposed amendment and restatement of the Company's Restated Certificate of Incorporation is now being submitted for Shareholder approval.



     As of November 6, 1996, the Company had 16,963,975 shares of Common Stock outstanding. In addition, as of that date, there were 191,155 shares of Common Stock issuable upon the exercise of outstanding options under the Company's 1981 Stock Option Plan, 1,398,162 shares of Common Stock issuable upon the exercise of outstanding options under the Company's 1992 Long Term Incentive Plan and 36,000 shares of Common Stock issuable upon the exercise of outstanding options under the Company's 1992 Non-Employee Director Non-Qualified Stock Option Plan. All of the remaining 11,410,708 shares of authorized and unissued shares of Common Stock have been reserved for issuance upon exercise of warrants and conversion of preferred stock issued in connection with the Company's previous financings leaving no unreserved and unissued shares of Common Stock available for future issuance.



     A portion of the shares of Common Stock for which authorization is sought in this proposal may be issued upon exercise of outstanding warrants and conversion of outstanding preferred stock. A portion of the shares of Common Stock will also be reserved for issuance under the Company's 1992 Long Term Incentive Plan. On November 6, 1996, the Board adopted a resolution increasing the number of shares available under the Plan from 2,300,000 to 8,000,000. The Company has agreed to issue stock options to purchase a substantial number of shares of Common Stock in connection with its recent restructuring of senior management. The Company has no other plans or proposals at this time for the use of the remaining shares of Common Stock for which authorization is sought.


     The Company expects to incur substantial research and development expenses as it continues the development of its fusion proteins. The Company also expects to incur substantial administrative and commercialization expenses in the future. The Company plans to finance its substantial cash need with potential future debt or equity financings. The Company does not presently have unissued and unreserved shares of Common Stock available to pursue equity financings and achieve other goals which entail the issuance of Common Stock.

     In addition to allowing the Company to raise capital, management believes that the proposed amendment to Article Fourth of the Company's Restated Certificate of Incorporation will provide several long-term advantages to the Company and its shareholders. The passage of the proposal would enable the Company to pursue acquisitions or enter into collaborative partnerships or other transactions which management believes will enhance its development efforts and to consummate transactions which, if they could be accomplished, might enhance shareholder value. In addition, the Company has an obligation to repurchase stock issued to investors in connection with the formation of Seragen Biopharmaceuticals, Ltd., ("SBL") if certain conditions are met and the investors elect to put their SBL shares to the Company. The Company has the option to purchase such securities with up to 1,500,000 shares (subject to adjustment) of the Company's Common Stock, or a combination of cash and Common Stock, in lieu of cash. This option gives the Company flexibility and would allow the Company to conserve cash needed for other purposes when the put rights are exercised. The Company will only be able to avail itself of this option, however, if it has a sufficient number of shares of Common Stock available for issuance at that time. The additional shares of Common Stock for which authorization is sought may also be used to purchase assets or services, to retain consultants or to compensate employees.

     If additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain shareholder authorization prior to the consummation of such transactions. The ability to issue shares, as deemed in the Company's best interests by the Board, will also permit the Company to avoid the expenses which would be incurred in holding special shareholders' meetings at a later date.

     The Board has proposed a substantial increase in authorized Common Stock. Such an increase is designed to provide flexibility to the Company's management. However, these additional shares, if issued, will have a substantial dilutive effect on present shareholders. In addition, the authorization of such a substantial increase in the authorized Common Stock, while providing desirable flexibility in connection with possible equity financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company. Even if the amendment to the Company's Restated Certificate of Incorporation is approved, there can be no assurance that additional equity financings will be available on acceptable terms, if at all, to fund the Company's future working capital requirements, or that other sources of financing, including partnerships, will be available.


     In the event the proposal is passed, shareholder approval of the issuance of the 40 million additional shares of Common Stock will not be sought prior to the issuance of additional securities unless such issuances relate to a merger, consolidation or other transaction which requires Shareholder approval.


     Accordingly, the following resolution will be offered at the meeting.

     RESOLVED, that Paragraph A of Article FOURTH of the Restated Certificate of Incorporation of the Company be amended to read as follows:


          FOURTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 75,000,000, consisting of seventy million (70,000,000) shares of common stock, par value one cent ($0.01) per share (the "Common Stock") and five million (5,000,000) shares of preferred stock, par value one cent ($0.01) per share (the "Preferred Stock").



     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT AND RESTATEMENT OF THE FOURTH ARTICLE OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 30 MILLION SHARES TO 70 MILLION SHARES.


                                SHARE OWNERSHIP


     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of November 6, 1996 by (i) each person known by the Company to own beneficially 5% or more of its outstanding Common Stock, (ii) each Director of the Company, (iii) the chief executive officer and each of the four most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1995, and (iv) all Directors and executive officers as a group. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares beneficially owned.



                                                                 NUMBER OF              PERCENTAGE OF
                                                                  SHARES             SHARES BENEFICIALLY
                  NAME AND ADDRESS(**)                     BENEFICIALLY OWNED(1)          OWNED(2)
---------------------------------------------------------  ---------------------     -------------------
Boston University(3)(4)(5)...............................        22,613,123                  72.3%
  881 Commonwealth Avenue
  Boston, MA 02215

                                                                 NUMBER OF              PERCENTAGE OF
                                                                  SHARES             SHARES BENEFICIALLY
                  NAME AND ADDRESS(**)                     BENEFICIALLY OWNED(1)          OWNED(2)
---------------------------------------------------------  ---------------------     -------------------
Leon C. Hirsch(3)(6).....................................         6,255,681                  26.9%
  150 Glover Avenue
  Norwalk, CT 06856
Turi Josefsen(3)(7)......................................         2,681,005                  13.6%
  150 Glover Avenue
  Norwalk, CT 06856
P.R.I.F., L.P.(8)........................................         2,830,960                  14.5%
John Bagalay, Jr., Ph.D., Esq.(5)(9).....................             8,000                     *
Gerald S. J. Cassidy(3)(10)..............................         1,816,509                   9.7%
  700 13th Street, N.W., Suite 400
  Washington, DC 20005
Anthony J. Clemento(11)..................................            50,459                     *
Kenneth G. Condon, C.P.A.(5)(12).........................             9,200                     *
Leonard F. Estis, Ph.D.(13)..............................           117,039                     *
Norman A. Jacobs(14).....................................            18,000                     *
Thomas N. Konatich(15)...................................            49,103                     *
George W. Masters(16)....................................           238,313                   1.4%
John R. Murphy, Ph.D.(17)................................           171,216                   1.0%
Jean C. Nichols, Ph.D.(18)...............................           202,415                   1.2%
Reed R. Prior(19)........................................                --                     *
John R. Silber, Ph.D.(20)................................           178,500                   1.1%
All officers and directors as a group....................         2,858,754                  14.6%


---------------

   * Represents beneficial ownership of less than 1% of the Common Stock.

  ** Addresses are given for persons who beneficially own 5% or more the Company's outstanding Common Stock only.


 (1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of November 6, 1996 that such person or persons has the right to acquire within 60 days after such date.



 (2) Percentage of ownership is based on 16,963,975 shares of Common Stock outstanding as of November 6, 1996.



 (3) Total number outstanding includes 12,421,712 shares of Common Stock issuable upon conversion of 23,800 shares of Series B Preferred Stock and assumes that shares of Series B Preferred Stock are convertible at a conversion price of $1.916, the conversion price in effect on November 6, 1996, based on the average of the closing sale prices of the Common Stock for the ten consecutive trading days preceding that date.



 (4) Includes 3,753,754 shares of Common Stock issuable upon conversion of 5,000 shares of Series C Preferred Stock and accrued dividends thereon and assumes that shares of Series C Preferred Stock are convertible at a conversion price of $1.332, the conversion price in effect on November 6, 1996, based on seventy-three percent (73%) of the average of the closing bid prices of the Common Stock for the five consecutive trading days preceding that date.

 (5) The Boston University Nominee Partnership is a partnership that was created to act as the record holder of certain securities owned by Boston University. Dr. Bagalay and Mr. Condon are general partners of such partnership and are required to vote and take other actions with respect to such shares of Common Stock as instructed by duly authorized officers of Boston University. Officers of Boston University are duly authorized by the actions of the Trustees of Boston University. General partners of the Boston University Nominee Partnership (Dr. Bagalay and Mr. Condon) and the Trustees of Boston University (Dr. Howell and Dr. Silber) disclaim beneficial ownership of such shares. Includes 15,000 shares issuable upon exercise of stock options exercisable within 60 days, a warrant to purchase 1,376,666 shares exercisable at $4.75 per share, a warrant to purchase 3,009,962 shares exercisable at $4.00 per share, 6,158,664 shares of Common Stock issuable upon conversion of 11,800 shares of Series B Preferred Stock and 3,753,754 shares of Common Stock issuable upon conversion of 5,000 shares of Series C Preferred Stock. Boston University has entered into a Stockholders Agreement dated as of November 6, 1996 (the "Stockholders Agreement") with Leon C. Hirsch, Turi Josefsen, Gerald S.J. Cassidy and Loretta P. Cassidy (collectively, together with Boston University, the "Stockholders"), and Reed R. Prior and the Company with respect to the election of directors and other matters. Pursuant to this agreement, the Stockholders have agreed to maintain the number of persons comprising the Board of Directors at nine, not to elect more than two persons designated by or affiliated with Boston University to the Board of Directors, and to elect three outside directors with experience in the pharmaceutical industry reasonably acceptable to Mr. Prior.



 (6) Represents a warrant to purchase 816,666 shares exercisable at $4.75 per share, a warrant to purchase 1,785,570 shares exercisable at $4.00 per share and Series B Preferred Stock convertible into 3,653,445 shares of Common Stock. Does not include 1,115,243 shares issuable upon exercise of warrants and does not include, 1,565,762 shares of Common Stock issuable upon conversion of 3,000 shares of Series B Preferred Stock held by Turi Josefsen, Mr. Hirsch's wife, as to which Mr. Hirsch disclaims beneficial ownership. Mr. Hirsch has entered a Stockholders Agreement with respect to the election of directors. (See Footnote 5)



 (7) Represents a warrant to purchase 350,000 shares exercisable at $4.75 per share, a warrant to purchase 765,243 shares exercisable at $4.00 per share and Series B Preferred Stock convertible into 1,565,762 shares of Common Stock. Does not include 2,602,236 shares issuable upon exercise of warrants and does not include, 3,653,445 shares of Common Stock issuable upon conversion of 7,000 shares of Series B Preferred Stock held by Leon C. Hirsch, Ms. Josefsen's husband, as to which Ms. Josefsen disclaims beneficial ownership. Mr. Josefsen has entered a Stockholders Agreement with respect to the election of directors. (See Footnote 5)



 (8) Includes 2,584,638 shares of Common Stock issuable upon conversion of 3,325 shares of Series A Preferred Stock and accrued dividends thereon and assumes that the shares of Series A Preferred Stock are convertible at a conversion price of $1.332, the conversion price in effect on November 6, 1996, based on seventy-three percent (73%) of the average closing bid prices of the Common Stock for the five consecutive trading days preceding that date. P.R.I.F., L.P. ("PRIF") is a limited partnership, the sole general partner of which is HB and Co., Inc. ("HB"). HB has the exclusive authority to manage, control and administer investments and affairs of PRIF. The holder of all the issued and outstanding shares of HB is Lillian Brachfeld. Henry Brachfeld is the sole director of HB and, as the sole executive officer of HB, is its President and Secretary. This information is based solely on a Schedule 13D filed with the Securities and Exchange Commission and dated June 21, 1996.



 (9) Represents 8,000 shares issuable upon exercise of options held by Dr. Bagalay that are exercisable within 60 days.

(10) Includes 8,000 shares issuable upon exercise of options held by Mr. Cassidy that are exercisable with 60 days, a warrant to purchase 233,332 shares exercisable at $4.75 per share, a warrant to purchase 500,000 shares exercisable at $4.00 per share and 1,043,841 shares of Common Stock issuable upon conversion of 2,000 shares of Series B Preferred Stock. Mr. Cassidy's shares of Series B Preferred Stock and warrant are owned jointly with his wife, Loretta P. Cassidy. Mr. and Mrs. Cassidy have entered a Stockholders Agreement with respect to the election of directors. (See Footnote 5).



(11) Represents 50,459 shares issuable upon exercise of options held by Mr. Clemento that are exercisable within 60 days. Mr. Clemento resigned as Vice President of Regulatory Affairs effective November 1, 1996.



(12) Includes 8,000 shares issuable upon exercise of options held by Mr. Condon that are exercisable within 60 days.



(13) Includes 115,903 shares issuable upon exercise of options held by Dr. Estis that are exercisable within 60 days.



(14) Represents 18,000 shares issuable upon exercise of options held by Mr. Jacobs that are exercisable within 60 days.



(15) Includes 48,198 shares issuable upon exercise of options held by Mr. Konatich that are exercisable within 60 days. Mr. Konatich resigned as Chief Financial Officer effective November 12, 1996.



(16) Includes 221,000 shares issuable upon exercise of options exercisable by Mr. Masters within 60 days and a warrant to purchase 1,250 shares exercisable at $10.00 per share. As part of the recent management restructuring, Mr. Masters retired from his positions as Vice Chairman, Chief Executive Officer, President and a member of the Board of Directors effective November 6, 1996.



(17) Includes 120,166 shares issuable upon exercise of options held by Dr. Murphy that are exercisable within 60 days.



(18) Includes 193,909 shares issuable upon exercise of options held by Dr. Nichols that are exercisable within 60 days. As part of the recent management restructuring, Dr. Nichols was elected President, Chief Technology Officer and a member of the Company's Board of Directors effective November 6, 1996. Pursuant to her employment agreement, the Company has agreed to grant Dr. Nichols stock options exercisable for 1.275% of the Company's Common Stock on a fully diluted basis on or before December 6, 1996. Certain stock options currently held by Dr. Nichols will be cancelled at that time.



(19) Mr. Prior joined the Company as Chairman, Chief Executive Officer and Treasurer on November 6, 1996. Pursuant to his employment agreement, the Company has agreed to grant Mr. Prior stock options exercisable for 8.5% of the Company's Common Stock on a fully diluted basis within thirty days after his joining the Company. Certain stockholders of the Company and Mr. Prior have entered an agreement with respect to the election of directors. (See Footnote 5)



(20) Includes a warrant to purchase 7,500 shares exercisable at $10.00 per share. Dr. Silber's shares and warrant are owned jointly with his wife, Kathryn U. Silber.


DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     The proxy rules adopted by the Securities and Exchange Commission provide that certain shareholder proposals must be included in the Proxy Statement for the Company's Annual Meeting. For a proposal to be considered for inclusion in next year's proxy statement, it must be received by the Company no later than December 20, 1996.

     ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ Jeffrey M. Wiesen, Esq.

                                          Jeffrey M. Wiesen, Esq.

                                          Secretary

Hopkinton, Massachusetts

November 20, 1996

                                   DETACH HERE                             SRQ 1

                                  SERAGEN, INC.
                      97 SOUTH STREET, HOPKINTON, MA 01748
P                PROXY FOR 1996 SPECIAL MEETING OF SHAREHOLDERS
R         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
X       The undersigned hereby acknowledges receipt of the Seragen, Inc. Notice
Y of Special Meeting of Shareholders and Proxy Statement dated November 20, 1996 and revoking all previous proxies, hereby appoints Reed R. Prior and Susan M. Letterie, or either of them, as the undersigned's attorneys-in-fact and proxies, each with power of substitution and with all the powers the undersigned would possess if present, to vote all shares of the common stock of SERAGEN, INC. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on December 18, 1996 at 11:00 a.m. at the offices of the Company, 97 South Street, Hopkinton, Massachusetts, and any adjournments thereof.

                                                                     -----------
                                                                     SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
                                                                     -----------

                                  DETACH HERE                              SRQ 1

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF NO DETERMINATION IS MADE THEY WILL BE VOTED FOR PROPOSAL 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
                                                             FOR AGAINST ABSTAIN
    1. TO APPROVE THE PROPOSAL TO AMEND AND RESTATE THE
       CERTIFICATE OF INCORPORATION TO INCREASE THE          [ ]   [ ]     [ ]
       AUTHORIZED COMMON STOCK FROM 30 MILLION SHARES TO
       70 MILLION SHARES.

       In their discretion, the proxies are authorized to vote upon such other matters as may lawfully come before the meeting and all adjournments thereof.


                                               MARK HERE
                                              FOR ADDRESS   [ ]
                                              CHANGE AND
                                              NOTE AT LEFT

                                        NOTE: PLEASE DATE AND SIGN EXACTLY AS
                                        YOUR NAME(S) APPEAR(S) HEREON. IF ACTING
                                        AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN
                                        ANY OTHER REPRESENTATIVE CAPACITY, SIGN
                                        NAME AND TITLE.

Signature                  Date          Signature                  Date
          ----------------      -------            ----------------      -------